SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2006 (May 17, 2006)

Scientigo, Inc.

Delaware	0-22969	59-3562953
(State or other jurisdiction of incorporation)	(Commission File ID No.)	(IRS Employer No.)

6701 Carmel Road
Suite 205
Charlotte, NC 28226
(Address of principal executive offices)

(704) 837-0500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a) None.

(b) Effective June 5, 2006, Mr. Clifford Clark will resign as Chief Financial Officer of the Company to pursue other professional opportunities.

(c) Effective June 5, 2006, Mr. Dennis H. Bunt, CPA will be appointed the new Chief Financial Officer of the Company. Mr. Bunt brings expertise in the areas of SEC reporting, Sarbanes Oxley compliance, capital formation, staff management, financial analysis and strategic business development. From 1992 until joining the Company, he held the CFO responsibilities at Nasdaq-listed Authentidate Holdings, Inc., a worldwide provider of secure enterprise workflow management solutions. Previously he held other senior executive positions at The Michaels Group, the second largest home builder and developer in the state of New York; Mechaninical Technology, Inc., a public company involved in manufacturing state-of-the-art test and measurement equipment; and General Electric Silicones Division, where as a Business Analyst, Mr. Bunt oversaw financial and business analysis for the $250 million division. From 1976 through 1979, he served as a Senior Auditor with KPMG, LLC in Boston. Mr. Bunt is a graduate of Bentley College with a B.S. degree in Accounting and also earned an MBA from Babson College.

Pursuant to the terms of an offer letter, Mr. Bunt will receive a starting salary of $120,000 annually. He will also be entitled to up to $30,000 per year in performance-based incentives and will receive an option grant of 300,000 shares at a strike price of $1.35. An additional management incentive option of up to 300,000 shares based upon performance and contributions to the Company’s success will also be granted to Mr. Bunt at a later date. Mr. Bunt is eligible for standard benefits and a moving/relocation allowance of $7,500. His offer and commencement of employment is contingent upon his execution of the Company’s standard form of Confidential Information and Invention Assignment Agreement.

A copy of the press release, dated May 19, 2006, announcing the appointment of the new Chief Financial Officer is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Section 8 - Other Events

Item 8.01 Other Events

On May 17, 2006, Scientigo, Inc. issued a press release announcing that the Company and Ribstone Systems were honored with BERTL’s “Best Award for Innovation” at the recent AIIM 2006 Conference & Exposition, held this week in Pennsylvania. The award recognized the Companies’ jointly developed solution created to give customers a competitive advantage through automated coding and indexing of photo copied documents. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro Forma Financial Information

Not applicable.

(c) Exhibits

99.1	Press Release announcing the receipt of BERTL’s Best Award for Innovation.
99.2	Press Release announcing the appointment of a new Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Scientigo, Inc. (Registrant)

Dated: May 19, 2006	By:	/s/ Cynthia S. White
Cynthia S. White, Chief Operating Officer